SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2021

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 North Frontage Road, Burr Ridge, Illinois (Address of Principal Executive Offices)	60527 (Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

BankFinancial Corporation (the “Company”) will review results for the second quarter and six months ended June 30, 2021 in a conference call and webcast for stockholders and analysts on Monday, August 2, 2021 at 9:30 a.m. Chicago, Illinois Time.

The conference call may be accessed by calling (844) 413-1780 using participant passcode 1887954. The conference call will be simultaneously webcast at www.bankfinancial.com, “Investor Relations” page.

Item 8.01. Other Events.

On July 30, 2021, the Company issued a press release announcing the filing of its Quarterly Report on Form 10-Q for the second quarter ended June 30, 2021 and issued the Quarterly Financial and Statistical Supplement for the latest five quarters. The press release and Quarterly Financial and Statistical Supplement are included as Exhibits 99.1 and 99.2 to this report.

Item 9.01    Financial Statements and Exhibits.

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits.
Exhibit No.	Description
99.1	Press Release dated July 30, 2021
99.2	Quarterly Financial and Statistical Supplement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

Dated:	July 30, 2021	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President